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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the

                       THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: May 16, 2002

                          BUTLER MANUFACTURING COMPANY

                              1540 Genessee Street
                           Kansas City, Missouri 64102
                              Phone (816) 968-3000

                      Incorporated in the State of Delaware

                          Commission File No. 001-12335

                I.R.S. Employer Identification Number: 44-0188420




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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

The Board of Directors of Butler Manufacturing Company (the "Company"), upon the recommendation of its Audit Committee, approved dismissal of Arthur Andersen LLP ("Arthur Andersen") as the Company's independent auditors and the appointment of KPMG LLP to serve as the Company's independent auditors for the year ending December 31, 2002. The change is effective May 16, 2002.

Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000 and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports on the Company's consolidated financial statements for such years; and there were no reportable events as defined in
Item 304(a)(1)(v) of Regulation S-K.

The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen's letter, dated May 16, 2002, stating its agreement with such statements.

During the years ended December 31, 2001 and 2000 and through May 16, 2002, the Company did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.


ITEM 7. - FINANCIAL STATEMENTS AND EXHIBITS.


(c) Exhibits.


Exhibit 16 Letter from Arthur Andersen to the Securities and Exchange Commission dated May 16, 2002.



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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                BUTLER MANUFACTURING COMPANY


Date: May 16, 2002                              BY: /s/  Larry C. Miller
                                                    ----------------------
                                                    Larry C. Miller
                                                    Vice President -Finance and
                                                    Chief Financial Officer

Date: May 16, 2002                              BY: /s/  John W. Huey
                                                    ----------------------
                                                    John W. Huey
                                                    Vice President, General
                                                    Counsel And Secretary.